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                                                                    EXHIBIT 23.3

                         INDEPENDENT ENGINEER'S CONSENT


                                          March 3, 2000



LSP Energy Limited Partnership
c/o LS Energy, Inc.
Two Tower Center, 20th Floor
East Brunswick, New Jersey 08816



Ladies and Gentlemen:



Subject:  LSP Energy Limited Partnership
       LSP Batesville Funding Corporation
       $150,000,000 7.164% Series C Senior Secured Bonds Due January 15, 2014 $176,000,000 8.160% Series D Senior Secured Bonds Due July 15, 2025



    This letter is furnished relating to the exchange of $150,000,000 of 7.164% Series A Senior Secured Bonds Due January 15, 2014 (the "Series A Bonds") for $150,000,000 of 7.164% Series C Senior Secured Bonds Due January 15, 2014 (the "Series C Bonds") and the exchange of $176,000,000 of 8.160% Series B Senior Secured Bonds Due July 15, 2025 (the "Series B Bonds" and, together with the Series A Bonds, the "Initial Bonds") for $176,000,000 of 8.160% Series D Senior Secured Bonds Due July 15, 2025 (the "Series D Bonds" and, together with the Series C Bonds, the "Exchange Bonds"), as more fully described in the Registration Statement filed by LSP Energy Limited Partnership and LSP Batesville Funding Corporation (the "Issuers") dated August 5, 1999, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto (the "Registration Statement"), and prepared in connection with the issuance of the Exchange Bonds.



    R. W. Beck, Inc. ("Beck") was retained by LSP Energy Limited Partnership and Credit Suisse First Boston to act as the Independent Engineer in connection with the issuance of the Initial Bonds and it prepared an Independent Engineer's Report dated May 13, 1999 (the "Report") which is included as Appendix B to the Registration Statement. Concurrence is given to the inclusion of the Report in the Registration Statement and to the references to Beck in the Registration Statement under the captions "Risk Factors" and "Independent Engineer". Changed conditions occurring or becoming known after May 13, 1999 could affect the information presented in the Report to the extent of such changes.



Very truly yours,



R. W. BECK, INC.



/s/ Kenneth V. Marino



Kenneth V. Marino
Principal